SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 26, 2003
Date of Report (Date of earliest event reported)

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0-27372 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road, Salem, New Hampshire
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(603) 893-8778

Not applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

     Press Release, issued August 26, 2003.

Item 7.  Financial Statements and Exhibits.

(C) Exhibits

     On August 26, 2003, StockerYale issued the press release attached hereto as Exhibit 99.1 concerning a Special Meeting to authorize a reverse split of its common stock. The press release is incorporated herein by this reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date:	August 27, 2003	By:	/s/ Francis J. O'Brien Francis J. O'Brien Chief Financial Officer and Secretary

1 / STKR /	FORM 8-K

EXHIBIT 99.1

Investor Contacts:	Fredrick R. Pilon StockerYale, Inc. (603) 870-8229 email: fpilon@stockeryale.com

Press Contacts:	James Gargas StockerYale, Inc. (603) 870-8217 email: jgargas@stockeryale.com

StockerYale Announces Shareholders Meeting to Authorize a Reverse Stock Split

SALEM, N.H., Aug 26, 2003 (BUSINESS WIRE) -- StockerYale, Inc., (NASDAQ: STKR), an independent provider of advanced illumination and optical products, today reported that its Board of Directors has proposed three amendments to the Company's articles of organization authorizing a reverse split of the Company's common stock. The approval of any one of the three amendments would result in the Company's stock price complying with the NASDAQ National Market Minimum Bid Price.

At a special meeting of shareholders to be held on October 6, 2003, shareholders will be asked to approve three amendments of the Company's articles of organization. One of the three amendments would allow a 1 for 3 reverse split with the remaining two amendments authorizing either a 1 for 5 or a 1 for 7 reverse split. If approved by the shareholders, the Board of Directors would have until December 31, 2003, to implement one of the three amendments, or at its discretion, reject all three.

"Since the Company may receive a delisting notice next month the proposed reverse split is aimed at maintaining our share price well above the minimum price level required for continued listing on the NASDAQ National Market," said Mark W. Blodgett, chief executive officer. "The Company clearly values its NASDAQ listing and intends to continue to provide the benefits of that listing to its shareholders," added Blodgett.

(more)

2 / STKR /	FORM 8-K

About StockerYale

StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber and phase masks for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical markets.

StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S., Canada, Europe, and the Pacific Rim.

For more information about StockerYale and their innovative products, contact

StockerYale, Inc., 32 Hampshire Rd., Salem, NH, 03079. Call 800-843-8011; Fax 603-893-5604; Email info@stockeryale.com.

Notice to Investors:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company's future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward looking statements. StockerYale undertakes no duty to update any of these forward-looking statements.

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